UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 12, 2009
Date of Report (Date of earliest event reported)

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-1553	52-0248090
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

701 East Joppa Road
Towson, Maryland		21286
(Address of principal executive offices)		(Zip Code)

(410) 716-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

With the current unprecedented challenges of the global economy and its effect on the Corporation’s worldwide revenues, the Corporation will implement the following cost reduction actions for its U.S. employees effective the first pay period in April 2009:

•	The base salaries of executive officers will be reduced by 10%.

•	The base salaries of exempt employees will be reduced by 5%.

•	The base salaries of non-exempt employees will be reduced by 2.5%.

•	The Corporation’s match on employee contributions to the Retirement Savings Plan and Supplemental Retirement Savings Plan will be suspended.

The Corporation intends to implement similar cost-cutting actions wherever possible throughout its world-wide business.  All of these reductions will be implemented to the extent permitted by applicable laws and contractual obligations.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION

By:	/s/ CHARLES E. FENTON
Charles E. Fenton
Senior Vice President and General Counsel

Date: March 12, 2009